Exhibit 10(dd)





                               February   , 1997





Mr. Alfred R. Kahn
205 West 57th Street
New York, New York 10019

Dear Mr. Kahn:

         This is to confirm our agreement that, effective as of the date hereof, the Employment Agreement between us dated as of March 12, 1991 (the "Agreement") is amended as follows:

        1. The first sentence of Section 1 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                  Company employs Executive and Executive accepts employment with Company, as Chairman of the Board and Chief Executive Officer from the date hereof to March 31, 1999 (the "Termination Date").

2.  Section 2(b) of the Agreement is hereby deleted in its entirety.

3. Section 3(b) of the Agreement is hereby deleted in its entirety and the following substituted therefor:

                  (b) Bonuses. In addition to his Fixed Salary, Executive shall receive, with respect to each full fiscal year during the term hereof, commencing with the year ending December 31, 1997 an annual bonus (the "Profit Bonus") equal to ten percent (10% of the Company's annual "Income Before Income Tax Provision" as stated in the Company's financial statements in its Annual Report on Form 10-K. The Profit Bonus shall be payable within 120 days after the end of the Company's fiscal year.

4. The first sentence of Section 3(c) is hereby deleted in its entirety and the following substituted therefor:

                  Executive shall be entitled to receive the sum of One Thousand Dollars ($1,000) per month as an automobile allowance provided at the expense of the Company during the term of this Agreement.



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        5. In all other respects, the Agreement shall continue in full force and effect in accordance with its original terms.

         If the foregoing sets forth a correct statement of our agreement, please sign the duplicate hereof in the place indicated and return it to us.

                                            Sincerely,

                                            4KIDS ENTERTAINMENT, INC.



                                            By
                                                    Joseph P. Garrity
                                                Executive Vice President



ACCEPTED AND AGREED:




       Alfred R. Kahn



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